SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 7, 2005
                                                --------------------------------


Commission         Registrant, State of Incorporation,       I.R.S. Employer
File Number        Address and Telephone Number              Identification No.

333-98553          Southern Power Company                    58-2598670
                   (A Delaware Corporation)
                   270 Peachtree Street, N.W.
                   Atlanta, Georgia 30303
                   (404) 506-5000

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.      Entry into a Material Definitive Agreement.

         On June 8, 2005, Southern Power Company ("Southern Power") entered into a Multi-Year Credit Agreement dated as of June 10, 2005 by and among Southern Power, the Lenders (as defined therein), Citibank, N.A., as administrative agent, and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Issuing Bank (the "Agreement"), effective as of June 10, 2005. The Agreement is an unsecured $400,000,000 revolving credit agreement. The Agreement is available for the general corporate purposes of Southern Power (including, without limitation, to provide liquidity support for commercial paper issued by Southern Power). Southern Power also has the ability to have letters of credit issued under the Agreement in an aggregate amount up to $100,000,000, which would be included in the $400,000,000 maximum borrowing amount. The Agreement expires on June 10, 2010, unless the maturity date is extended in accordance with the terms of the Agreement.

         The Agreement includes representations and warranties, covenants and events of default, including (i) a requirement that Southern Power maintain the ratio of Indebtedness (as defined in the Agreement) to Capitalization (as defined in the Agreement) at .65 to 1.0 or less and (ii) a minimum contract maintenance covenant. The Agreement also includes limitations on liens, consolidations, mergers and sale of all or substantially all of Southern Power's assets. Revolving Loans (as defined in the Agreement) bear interest at (i) the Adjusted Eurodollar Rate (as defined in the Agreement) or (ii) the Base Rate (as defined in the Agreement). Amounts outstanding under the Agreement may be accelerated and become due and payable upon an event of default and expiration of any applicable cure periods. Events of default include: (i) nonpayment of obligations under the applicable Agreement, (ii) failure to perform any covenant or agreement in the applicable Agreement, (iii) material misrepresentations,
(iv) failure to pay, or certain other defaults under, certain other indebtedness, (v) certain bankruptcy or insolvency events, (vi) material unpaid judgments, (vii) a change of control and (viii) customary ERISA defaults. Southern Power currently has no outstanding borrowings under the Agreement.

         Effective June 10, 2005, the Agreement replaced Southern Power's $325 million unsecured syndicated revolving credit facility.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

         On June 7, 2005, Southern Power, through certain of its wholly-owned subsidiaries, acquired all of the outstanding general and limited partnership interests of Oleander Power Project, L.P. ("Oleander") from Constellation Power, Inc. and certain other subsidiaries of Constellation Energy Group, Inc. Southern Power's acquisition of the general and limited partnership interests in Oleander was pursuant to a Purchase and Sale Agreement dated April 8, 2005, for an aggregate purchase price of approximately $206 million, plus approximately $12 million of working capital and other adjustments. Oleander owns a dual-fueled generating plant in Brevard County, Florida with a nominal installed capacity of 680 megawatts. The entire output of the plant is sold under separate power purchase agreements (the "PPAs") with Florida Power & Light Company and Seminole Electric Cooperative, Inc. The PPAs expire in 2007 and 2009, respectively.


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Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

         The information provided in Item 1.01 of this Current Report on 8-K is incorporated herein by reference.

         In addition, on June 10, 2005 and June 13, 2005, Southern Power issued an aggregate of $154 million of commercial paper under its commercial paper program. The proceeds of the commercial paper were used to repay intercompany borrowings from The Southern Company and for working capital purposes. Southern Power anticipates continued borrowings under its commercial paper program for working capital purposes and general corporate purposes and to repay ongoing maturities of commercial paper under the program.

Forward Looking Statements:

         Certain information contained in this report is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning Southern Power's anticipated borrowings under its commercial paper program. Southern Power cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Power; accordingly, there can be no assurance that such suggested results will be realized.

         The following factors, in addition to those discussed in Southern Power's Annual Report on Form 10-K for the year ended December 31, 2004, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, and also changes in environmental, tax and other laws and regulations to which Southern Power is subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries; the effects, extent and timing of the entry of additional competition in the markets in which Southern Power operates; variations in demand for electricity and gas, including those relating to weather, the general economy and population and business growth (and declines); available sources and costs of fuels; ability to control costs; advances in technology; state and federal rate regulations; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Power; the ability of counterparties of Southern Power to make payments as and when due; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on Southern Power's business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Power's credit ratings; the ability of Southern Power to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions,

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floods, hurricanes or other similar occurrences; the direct or indirect effects on Southern Power's business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Southern Power expressly disclaims any obligation to update any forward-looking information.

Item 9.01.        Financial Statements and Exhibits.

(c)      Exhibits

         2.1*# Purchase and Sale Agreement, by and between CP Oleander, LP and CP Oleander I, Inc., as Sellers, Constellation Power, Inc. and SP Newco I LLC and SP Newco II LLC, as Purchasers, and Southern Power, as Purchaser's Parent, for the Sale of Partnership Interests of Oleander Power Project, LP, dated as of April 8, 2005.

* Southern Power has requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Southern Power has omitted such portions from this filing and filed them separately with the Securities and Exchange Commission.

# Omits schedules and exhibits. Southern Power agrees to provide supplementally the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     June 13, 2005                          SOUTHERN POWER COMPANY



                                                 By /s/Wayne Boston
                                                     Wayne Boston
                                                  Assistant Secretary